Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The accompanying unaudited pro forma financial statements have been prepared in accordance with guidelines specified by Article 11 of Regulation S-X. Specifically, the accompanying unaudited pro forma balance sheet as of March 31, 2015, has been prepared as if the initial public offering, new credit facility borrowings, the contemplated use of the net proceeds therefrom and the combination of Fenix and eleven other corporate entities that conduct eight businesses (collectively, the “Transactions”) occurred on March 31, 2015, and include all adjustments that (i) are deemed to be directly attributable to the Transactions and (ii) are factually supportable. The accompanying unaudited pro forma statements of operations for the three months ended March 31, 2015 and the year ended December 31, 2014 have been prepared as if the Transactions occurred as of January 1, 2014, and include all adjustments that (i) are deemed to be directly attributable to the Transactions, (ii) have a continuing impact on our financial statements, and (iii) are factually supportable. Nonrecurring charges or credits and related income tax effects which may result directly from the Transactions and which may be included in the statement of operations within twelve months following the Transactions are not included in the pro forma financial statements.

The Transactions are more fully described in Note 2 hereto. The pro forma adjustments are based upon various estimates and assumptions that our management believes are reasonable and appropriate given the currently available information. Use of different estimates and judgments could yield different results.

The pro forma financial statements reflect business combinations under the acquisition method of accounting in accordance with applicable United States generally accepted accounting principles contained in ASC 805-10, Business Combinations. Pursuant to ASC 805-10, the total estimated purchase price for each combination as described in Note 3 is measured at the combination date and allocated to the fair value of net assets acquired. For purposes of these pro forma financial statements, those fair values have been estimated based on preliminary estimates and assumptions that can change materially as we complete the allocation process. Estimating of the fair values of certain tangible and identifiable intangible assets requires the use of significant estimates and assumptions, including future cash flows and appropriate discount rates. See Note 3 hereto for further description of the significant estimates and assumptions we used to determine the preliminary fair values of certain material assets acquired. Certain valuations are pending completion of analyses performed by independent valuation specialists. We expect to receive completed analyses from our independent valuation specialists and finalize our fair value determinations within three months of completing the Transactions. The unaudited pro forma financial statements do not reflect any future operating efficiencies, associated cost savings or possible integration costs that may occur related to the combinations, nor do they reflect incremental costs likely to result from being a public company.

The unaudited pro forma financial statements are included for informational purposes only and do not purport to reflect our results of operations or financial position that would have occurred had we operated as a public company or as a group of companies during the periods presented. The unaudited pro forma financial statements should not be relied upon as being indicative of our financial condition or results of operations had the Transactions occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and related notes of Fenix and of the Founding Companies.

Fenix Parts, Inc.

UNAUDITED PRO FORMA BALANCE SHEET

As of March 31, 2015

(In thousands)

				Other
				Founding	Acquisition			Offering
	Fenix	Beagell		Companies	Adjustments			Adjustments
	Parts	Group	Standard	(Note 1)	(Note 4)		Subtotal	(Note 4)		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$149	$2,925	$1,333	$3,827	$(1,255)	(b)	$10,854	$13,822	(h)	$24,676
					(6,125)	(a)
					10,000	(k)
Restricted cash	—	—	—	—	6,125	(a)	6,125	—		6,125
Accounts receivable, net	—	1,226	1,164	2,696	(4,227)	(b)	859	—		859
Inventories	—	6,567	10,847	13,935	10,656	(d)	42,005	—		42,005
Prepaid expenses and other current assets	781	132	449	431	—		1,793	(720)	(h)	1,073
Related party receivables	—	333	242	—	(575)	(b)	—	—		—

Total current assets	930	11,183	14,035	20,889	14,599		61,636	13,102		74,738
Property and equipment	—	3,962	6,946	8,948	(11,357)	(b)	11,993	—		11,993
					3,494	(d)
Cash surrender value of life insurance policies	—	621	—	—	—		621	—		621
Intangible assets	—	—	—	—	32,400	(d)	32,400	—		32,400
Goodwill	—	180	334	—	57,309	(d)	57,309	—		57,309
					(514)	(b)
Indemnification asset	—	—	—	—	4,676	(d)	4,676	—		4,676
Refundable purchase price consideration	—	—	—	—	1,470	(f)	1,470	—		1,470
Deferred income taxes	—	—	236	—	—		236	—		236
Other noncurrent assets	—	—	31	218	397	(d)	646	—		646

Total assets	$930	$15,946	$21,582	$30,055	$102,474		$170,987	$13,102		$184,089

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,214	$569	$382	$1,364	$(770)	(b)	$2,759	$—		$2,759
Accrued expenses and other current liabilities	1,652	732	1,641	1,339	(97)	(b)	5,317	—		5,317
					50	(e)
Current portion of long-term debt	—	68	—	291	(169)	(b)	190	—		190
Current portion of deferred warranty revenue	—	263	138	483	(884)	(d)	—	—		—
Deferred income tax liabilities	—	—	746	1,780	—		2,526	—		2,526
Related party payables	—	—	2,258	120	(2,258)	(b)	120	—		120

Total current liabilities	2,866	1,632	5,165	5,377	(4,128)		10,912	—		10,912
Deferred warranty revenue, net of current portion	—	11	213	468	(692)	(d)	—	—		—
Long-term debt, less current portion	—	45	—	3,048	(1,480)	(b)	11,613	—		11,613
					10,000	(k)
Acquisition funding	—	—	—	—	88,135	(f)	88,135	(88,135)	(i)	—
Contingent consideration liability	—	—	—	—	10,436	(f)	10,436	—		10,436
Reserve for uncertain tax positions	—	2,017	499	2,160	—		4,676	—		4,676
Deferred income tax liabilities	—	—	130	40	13,644	(d)	10,316	—		10,316
					(3,498)	(e)
Other noncurrent liabilities	—	—	—	—	1,987	(f)	1,987	—		1,987

Total liabilities	2,866	3,705	6,007	11,093	114,404		138,075	(88,135)		49,940

Shareholders’ equity (deficit):
Fenix common stock	—	—	—	—	3	(f)	3	12	(j)	15
Founding Companies’ capital	—	749	5,058	1,116	(6,923)	(g)	—	—		—
Additional paid-in capital	5,440	—	—	—	22,997	(f)	30,265	101,225	(j)	131,490
					1,828	(c)
Retained earnings (accumulated deficit)	(7,376)	9,046	10,870	16,015	(35,931)	(g)	(5,756)	—		(5,756)
					2,753	(e)
					(1,133)	(c)
Accumulated other comprehensive income	—	—	(1,003)	—	1,003	(g)	—	—		—

Controlling interests equity (deficit)	(1,936)	9,795	14,925	17,131	(15,403)		24,512	101,237		125,749
Noncontrolling interests equity	—	2,446	650	1,831	(4,927)	(g)	8,400	—		8,400
					8,400	(f)

Total shareholders’ equity (deficit)	(1,936)	12,241	15,575	18,962	(11,930)		32,912	101,237		134,149

Total liabilities and shareholders’ equity	$930	$15,946	$21,582	$30,055	$102,474		$170,987	$13,102		$184,089

See accompanying notes to unaudited pro forma financial statements.

Fenix Parts, Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the three months ended March 31, 2015

(Dollars in thousands, except per share data)

				Other
				Founding	Acquisition			Offering
	Fenix	Beagell		Companies	Adjustments			Adjustments
	Parts	Group	Standard	(Note 1)	(Note 5)		Subtotal	(Note 5)		Pro forma

Net revenues	$—	$7,057	$5,597	$14,259	$(1,988)	(l)	$24,678	$—		$24,678
					(247)	(m)

Cost of goods sold	—	4,863	3,581	10,229	(1,988)	(l)	16,685	—		16,685

Gross profit	—	2,194	2,016	4,030	(247)		7,993	—		7,993

Operating expenses	2,629	1,767	1,978	3,857	1,702	(n)	11,933	—	(t)	11,933

Operating income (loss)	(2,629)	427	38	173	(1,949)		(3,948)	—		(3,940)

Interest income (expense)	—	—	—	(36)	47	(o)	(95)	—		(95)
					(106)	(p)

Other income (expense)	—	—	244	(3)	—		241	—		241

Income (loss) before income taxes	(2,629)	427	282	134	(2,008)		(3,794)	—		(3,794)

Provision (benefit) for income taxes	—	57	79	17	(1,595)	(q)	(1,442)	—	(t)	(1,442)

Net income (loss)	(2,629)	370	203	117	(413)		(2,352)	—		(2,352)

Income attributable to noncontrolling interests		176	(26)	22	(172)	(r)	—	—		—

Net income (loss) attributable to controlling interests	$(2,629)	$194	$229	$95	$(241)		$(2,352)	$—		$(2,352)

Basic and diluted loss per share	$(2,048.53)						$(690.30)			$(0.12)	(v)

Basic and diluted weighted average shares outstanding	1,283				1,573	(s)	2,856	19,509,941	(u)	19,512,797	(v)

See accompanying notes to unaudited pro forma financial statements.

Fenix Parts, Inc.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the year ended December 31, 2014

(Dollars in thousands, except per share data)

				Other
				Founding	Acquisition			Offering
	Fenix	Beagell		Companies	Adjustments			Adjustments
	Parts	Group	Standard	(Note 1)	(Note 5)		Subtotal	(Note 5)		Pro forma

Net revenues	$—	$30,598	$31,126	$51,863	$(4,580)	(l)	$108,216	$—		$108,216
					(791)	(m)

Cost of goods sold	—	19,897	19,717	36,152	(4,580)	(l)	71,186	—		71,186

Gross profit	—	10,701	11,409	15,711	(791)		37,030	—		37,030

Operating expenses	4,748	8,308	9,524	13,174	9,462	(n)	45,216	—	(t)	45,216

Operating income (loss)	(4,748)	2,393	1,885	2,537	(10,253)		(8,186)	—		(8,186)

Interest income (expense)	1	—	—	(151)	212	(o)	(363)	—		(363)
					(425)	(p)

Other income (expense)	—	297	842	(12)	—		1,127	—		1,127

Income (loss) before income taxes	(4,747)	2,690	2,727	2,374	(10,466)		(7,422)	—		(7,422)

Provision (benefit) for income taxes	—	448	684	500	(4,452)	(q)	(2,820)	—	(t)	(2,820)

Net income (loss)	(4,747)	2,242	2,043	1,874	(6,014)		(4,602)	—		(4,561)

Income attributable to noncontrolling interests	—	625	107	233	(965)	(r)	—	—		—

Net income (loss) attributable to controlling interests	$(4,747)	$1,617	$1,936	$1,641	$(5,049)		$(4,602)	$—		$(4,602)

Basic and diluted loss per share	$(4,427.77)						$(1,476.64)			$(0.24)	(v)

Basic and diluted weighted average shares outstanding	1,072				1,505	(s)	2,577	18,951,949	(u)	18,954,526	(v)

See accompanying notes to unaudited pro forma financial statements.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(1) Basis of Presentation

The unaudited pro forma financial statements present our financial position and results of operations as if the Transactions described in Note 2 occurred on March 31, 2015, for purposes of the pro forma balance sheet and on January 1, 2014, for purposes of the pro forma statements of operations. The unaudited pro forma balance sheet includes the actual financial position of Fenix Parts, Inc. (“Fenix” or “we”) and each of the Founding Companies (as defined below) as of March 31, 2015. Fenix was founded on January 2, 2014. As such, its actual operating results are included in the pro forma statements of operations only since its founding. The actual operating results of each Founding Company are included in the pro forma statements of operations for the full periods presented. The pro forma financial statements also reflect the assumptions and adjustments described in Notes 3, 4 and 5.

The Founding Companies include Don Automotive Mall, Inc., Gary’s U-Pull It, Inc., Horseheads Automotive Recycling, Inc. (collectively, the “Beagell Group”); Standard Auto Wreckers Inc., End of Life Vehicles Inc., Goldy Metals Incorporated, Goldy Metals (Ottawa) Incorporated (collectively, “Standard”); and Eiss Brothers, Inc. (“Eiss Brothers”), Green Oak Investments LLC dba GO Auto Recycling (“GO Auto”), Jerry Brown, Ltd (“Jerry Brown”) and Leesville Auto Wreckers, Inc. (“Leesville” and together with Eiss Brothers, GO Auto and Jerry Brown, the “Other Founding Companies”). For accounting and reporting purposes, Fenix has been identified as the accounting acquirer and Beagell Group and Standard have been identified as accounting co-predecessors to Fenix.

Our significant accounting policies used in the preparation of our unaudited pro forma financial statements in accordance with United States generally accepted accounting principles are substantially the same as those of the Founding Companies.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

The following tables reflect the financial position and results of operations of the Other Founding Companies as of March 31, 2015 and for the periods indicated below:

	As of March 31, 2015
					Total
					Other
	Eiss		Jerry		Founding
	Brothers	GO Auto	Brown	Leesville	Companies
ASSETS

Current assets:
Cash and cash equivalents	$1,095	$297	$725	$1,710	$3,827
Accounts receivable, net	758	497	788	653	2,696
Inventories	4,904	1,380	3,908	3,743	13,935
Prepaid expenses and other current assets	39	21	46	325	431

Total current assets	6,796	2,195	5,467	6,431	20,889

Property and equipment, net	1,388	2,059	4,198	1,303	8,948
Other noncurrent assets	132	—	—	86	218

Total assets	$8,316	$4,254	$9,665	$7,820	$30,055

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$185	$521	$431	$227	1,364
Accrued expenses and other current liabilities	172	311	292	564	1,339
Current portion of long-term debt	72	48	171	—	291
Current portion of deferred warranty revenue	157	231	95	—	483
Deferred income tax liabilities	—	—	—	1,780	1,780
Related party payables	—	120	—	—	120

Total current liabilities	586	1,231	989	2,571	5,377

Deferred warranty revenue, net of current portion	167	253	48	—	468
Long-term debt, net of current portion	522	889	1,437	200	3,048
Reserve for uncertain tax positions	—	—	1,837	323	2,160
Deferred income tax liabilities	—	—	—	40	40

Total liabilities	1,275	2,373	4,311	3,134	11,093

Shareholders’ equity:
Capital stock					—
Additional paid-in capital	39	790	94	193	1,116
Retained earnings	6,484	1,091	4,947	3,493	16,015

Controlling interests equity	6,523	1,881	5,041	3,686	17,131

Noncontrolling interests equity	518	—	313	1,000	1,831

Total shareholders’ equity	7,041	1,881	5,354	4,686	18,962

Total liabilities and shareholders’ equity	$8,316	$4,254	$9,665	$7,820	$30,055

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

	For the Three Months Ended March 31, 2015
					Total
					Other
	Eiss		Jerry		Founding
	Brothers	GO Auto	Brown	Leesville	Companies

Total revenues	$3,109	$2,560	$4,225	$4,365	$14,259

Cost of goods sold	2,252	1,735	2,928	3,314	10,229

Gross profit	857	825	1,297	1,051	4,030

Operating expenses	819	783	1,149	1,106	3,857

Operating income (loss)	38	42	148	(55)	173

Interest expense	(6)	(13)	(17)	—	(36)

Other expense	3	—	—	(6)	(3)

Income (loss) before income taxes	35	29	131	(61)	134

Provision for income taxes	—	—	26	(9)	17

Net income (loss)	35	29	105	(52)	117

Income (loss) attributable to noncontrolling interests	(3)	—	35	(10)	22

Net income (loss) attributable to controlling interests	$38	$29	$70	$(42)	$95

	For the Year Ended December 31, 2014
					Total
					Other
	Eiss		Jerry		Founding
	Brothers	GO Auto	Brown	Leesville	Companies

Total revenues	$11,975	$9,984	$13,039	$16,865	$51,863

Cost of goods sold	8,838	6,603	8,119	12,592	36,152

Gross profit	3,137	3,381	4,920	4,273	15,711

Operating expenses	2,294	3,043	4,331	3,506	13,174

Operating income	843	338	589	767	2,537

Interest expense	(24)	(55)	(72)	—	(151)

Other income (expense)	(21)	6	9	(6)	(12)

Income before income taxes	798	289	526	761	2,374

Provision for income taxes	—	—	108	392	500

Net income	798	289	418	369	1,874

Income attributable to noncontrolling interests	15	—	144	74	233

Net income attributable to controlling interests	$783	$289	$274	$295	$1,641

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(2) Description of Transactions

Combinations

On May 19, 2015, we acquired the Founding Companies (the “Combinations”) pursuant to purchase agreements signed through November 2014. The aggregate consideration paid by Fenix in the Combinations ( the “Combination Consideration”) as detailed in Note 3 below, is subject to adjustment. The cash portion of the Combination Consideration is generally subject to adjustment based upon finalizing the Founding Companies’ working capital on the closing date, capital expenditures during the six months preceding the closing of the Combinations and certain other factors. The Combination Consideration was determined by arms-length negotiations between Fenix and representatives of each Founding Company.

Initial Public Offering:

In May 2015, we sold 13,800,000 shares of our common stock at a public offering per share price of $8.00 (the “IPO”). After deducting underwriting discounts and commissions and other offering costs payable by us, we received net proceeds of approximately $102,000 in the offering. A portion these proceeds were used to pay the cash portion of the Combination Consideration due at or near closing.

Common Stock Split:

Immediately prior to the closing of the IPO, we effected a 2,000-for-1 split of our common stock. The pro forma shares reflected in the following tables give effect to the stock split.

Credit Facility

Concurrent with the IPO, we entered into a $35,000 senior secured credit facility with BMO Harris Bank N.A. under which we borrowed $10,000 and utilized approximately $5,900 of letters of credit on the closing date of the Combinations, May 19, 2015. The credit facility consists of $25,000 that is available as a revolving credit facility, allocated $20,000 in U.S. dollars, with a $7,500 sublimit for letters of credit, and $5,000 in either Canadian dollars or U.S. dollars, with a $2,500 sublimit for letters of credit. The remaining $10,000 is available as a term loan. We have the right from time to time, as long as no default is occurring, to request an increase in the amount of the revolving credit facility by up to an aggregate of $20,000. Proceeds of the credit facility are expected to be used for capital expenditures, working capital, permitted acquisitions, and general corporate purposes. The term of the revolving credit facility and the term loan facility is five years.

(3) Combination Consideration and Allocation

The aggregate Combination Consideration to be paid by us to equity holders of the Founding Companies in the Combinations consists of the following:

			Beagell		Eiss		Jerry
			Group	Standard	Brothers	Go Auto	Brown	Leesville	Total

Base Fenix share consideration	(a	)	$10,822	$—	$2,338	$2,667	$5,333	$1,840	$23,000
Base Fenix Canada share consideration	(b	)	—	8,400	—	—	—	—	8,400
Base cash consideration	(c	)	19,663	30,450	6,137	4,000	6,511	11,727	78,488
Working capital and other adjustments	(c	)	1,161	1,762	810	(81)	(1,377)	1,132	3,407
Incremental inventory payments	(d	)	—	450	—	—	550	—	1,000
Incremental capital expenditure payments	(e	)	—	—	—	—	2,415	—	2,415
Nonsubstantive consulting fee payments	(f	)	890	50	—	—	847	—	1,787
Key employee cash bonuses	(g	)	—	—	—	—	—	2,575	2,575
Incremental off market lease payments	(h	)	1,980	(2,230)	(700)	(140)	(170)	(210)	(1,470)
Investment in Founding Company affiliate	(i	)	—	—	—	450	—	—	450
Contingent consideration	(j	)	—	7,683	320	—	2,433	—	10,436

Total Combination Consideration			$34,516	$46,565	$8,905	$6,896	$16,542	$17,064	$130,488

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

Of this aggregate Combination Consideration, $88,135 was paid in cash on or near the closing date, $33,607 represents stock consideration and $8,746 represents discounted cash payments to be made up to 15 years after the Combinations.

(a)	We issued 2,874,970 shares of Fenix common stock as Combination Consideration valued at the public offering price of $8.00 per share.

(b)	We issued 1,050,000 exchangeable preferred shares of Fenix’s subsidiary, Fenix Parts Canada, Inc. (“Exchangeable Preferred Shares”) as Combination Consideration valued at the public offering price of common stock of $8.00 per share.

(c)	The base cash component of the Combination Consideration for each Combination is subject to certain adjustments. For each Founding Company (in some cases, other than Standard Auto Wreckers, Inc.), the cash component of the Combination Consideration was (i) reduced by the Founding Company’s indebtedness as of closing (ii) increased by the Founding Company’s cash and qualifying inventory as of closing and (iii) increased by the Founding Company’s capital expenditures during the six months prior to closing. All of these estimated adjustments are based on information provided by the Founding Companies at closing and are subject to further adjustment through August 2015 as additional information is obtained. Any differences in actual cash, qualifying inventory, debt or capital expenditures as of and for the six months prior to the actual closing date will have a corresponding change to pro forma cash, inventory, debt and property and equipment and an aggregate equal offsetting impact on goodwill in the pro forma balance sheet and certain immaterial impacts on pro forma operating results (via, for example, differing pro forma depreciation expense).

(d)	Represents additional consideration for certain excess or specific inventories. based on the applicable Founding Company inventory listings as of closing and subject to adjustment through August 2015 as additional information is obtained.

(e)	Represents a construction reimbursement for capital expenditures in connection with a new building located on land that we lease subject to further adjustment through August 2015 as additional information is obtained.

(f)	Represents contractual payments to certain equity holders of the Founding Companies and their related parties over the next 1 to 15 years. These equity holders and their related parties are not employed by us and do not provide any substantive services to us.

(g)	Represents cash bonuses paid at closing to key employees for past service.

(h)	In conjunction with the Combinations, we entered into operating facility lease agreements with affiliates of the equity holders, generally variable interest entities that were consolidated into the Founding Companies prior to the Combinations but are not consolidated by us after the Combinations. Based on independent valuations of the market rental rates compared to the actual rental rates for these properties, the excess or deficiency is reflected as additional Combination Consideration payable/refundable over the term of the related lease. The effect of discounting these payments at 10% is reflected in the amounts presented.

(i)	Represents the payment of $250 in cash at closing and a $200 promissory note payable over two years for a 5% membership interest in an affiliate of Go Auto. We also received an option to purchase the remaining 95% membership interest.

(j)	Represents the estimated fair value of contingent consideration arrangements with certain Founding Company equity holders. Under these arrangements, the equity holders can earn up to an aggregate of $7,875 in cash, 11,667 shares of Fenix common stock and 280,000 Exchangeable Preferred Shares plus an uncapped amount of additional cash if certain EBITDA and revenue targets are met over the first or second year period after closing. The fair value is based on independent valuations considering our projections for the relevant Founding Companies, the respective target levels, the relative weighting of various future scenarios and a discount rate of approximately 5.0%.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

The following table shows the number of shares of common stock and exchangeable preferred shares issued by us relating to the Combinations:

	Common stock	Exchangeable preferred shares
Issued as base consideration at closing	2,874,970	1,050,000
Leesville bonus (i)	271,112	—
Escrow (ii)	11,667	280,000

	3,157,749	1,330,000

(i)	As part of the combination with Leesville, we issued 271,112 restricted shares of our common stock to key Leesville employees at the closing as retention bonuses that vest twelve months after grant date. These shares are not part of the Combination Consideration as they vest based on service to the Company after the closing.
(ii)	Shareholders of Standard and Eiss Brothers may earn additional shares only if certain revenue and EBITDA targets, respectively, are satisfied during the twelve-month period beginning with the month following the month of closing. Such shares have been deposited in an escrow account until settlement.

Under the acquisition method of accounting, the total Combination Consideration was allocated to net tangible and intangible assets of the Founding Companies based on their estimated fair values. The allocations are preliminary and subject to change based upon finalization of management’s valuation analysis. Pursuant to the Combination agreements, the equity owners of the Founding Companies or their affiliates have indemnified us for certain matters, including reimbursement of certain payments by us related to any of the Founding Companies’ uncertain income tax positions existing at or prior to the Combination date. The table below summarizes the purchase price allocation of the assets acquired and liabilities assumed as if the Combinations occurred on March 31, 2015:

	Beagell Group	Standard	Eiss Brothers	Go Auto	Jerry Brown	Leesville	Total
Combination Consideration	$34,516	$46,565	$8,905	$6,896	$16,542	$17,064	$130,488

Historical net assets	12,241	15,575	7,041	1,881	5,354	4,686	46,778
Net assets not acquired/assumed	(3,679)	(1,846)	(1,214)	(1,217)	(3,660)	(1,538)	(13,154)
Revaluation adjustments:
Inventories (i)	2,293	4,504	1,051	430	1,603	775	10,656
Property and equipment (ii)	1,929	852	—	—	458	255	3,494
Intangible assets (iii)	7,640	9,930	2,680	3,430	2,430	6,290	32,400
Indemnification asset (iv)	2,017	499	—	—	1,837	323	4,676
Equity interest in and option to acquire Go Auto affiliate (v)	—	—	—	397	—	—	397
Deferred extended warranty revenue (vi)	274	351	324	484	143	—	1,576
Deferred income taxes (vii)	(4,612)	(1,485)	(1,579)	(1,651)	(1,575)	(2,782)	(13,644)

Net identifiable assets acquired	18,103	28,380	8,343	3,754	6,590	8,009	73,179

Resulting goodwill	$16,413	$18,185	$562	$3,142	$9,952	$9,055	$57,309

(i)	Inventory was marked up to 90% of its estimated selling price representing the inventory’s cost and estimated related profit margin. Selling costs and related profit margin were estimated at all Founding Companies to be 10%. The acquired inventory is expected to be sold within 18 months. We do not expect our estimates of 90% and 10% to materially change based on the inventories that we acquired on the Combination date.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(ii)	Assumptions for property and equipment valuation, which are based on cost and market approaches, are primarily data from industry databases and dealers on current costs of new equipment and information about the useful lives and age of the equipment. The remaining useful life of property and equipment was determined based on historical experience using such assets, and varies from 2-8 years depending on the Founding Company and nature of the assets. Our independent valuation specialist is assisting us in determining the final valuation of the property and equipment we acquired on the Combination date. Any change in the valuation resulting from our independent valuation specialist’s finalization of its analysis cannot be determined at this point. All property and equipment will be depreciated using the straight-line method.
(iii)	The table below summarizes the aggregate intangible assets acquired:

		Weighted		Three months ended	Year ended
		average	Amortization	March 31, 2015	December 31, 2014
	Amount	life (years)	method	Amortization	Amortization

Trade names	$5,670	5	Straight line	$284	$1,134
Customer relationships	25,020	15	Accelerated	543	2,293
Covenants not to compete	1,710	5	Straight line	86	342

	$32,400			$913	$3,769

The fair value of trade names and customer relationships are based on a number of significant assumptions. Trade names are valued using a “relief from royalty” method, which models cash savings from owning intangible assets as compared to paying a third party for their use. Descriptions of the inputs into this method, and the estimates or ranges of these inputs used for all of the Combinations are as follows:

Compound annual revenue growth rate over term of use	3%-6.2%
Percentage of revenue attributable to trade name in forecast year	20%-100%
Royalty rate	2%
Discount rate	11.5%-14%
Tax rate	38.6%-40.9%

The expected useful life of trade names is based on our planned timeframe for using the existing trade names we purchased in the Combinations. We expect to amortize such trade names using the straight-line method as no other method of amortization is more representative of our usage of these assets.

Customer relationships are valued using an income approach called the multi-period excess earnings method, a form of discounted cash flow that estimates revenues and cash flows derived from the use of the intangible asset and then deducts portions of the cash flow that can be attributed to supporting assets, such as other intangible assets or property and equipment, that contributed to the generation of the cash flows to arrive at cash flows attributable solely to the intangible asset being valued. Descriptions of the inputs into this method, and the estimates or ranges of these inputs used for all of the Combinations are as follows:

Compound annual revenue growth rate in forecast period	2.1%-3.1%
Annual customer attrition rate	10%
Gross margin in forecast period	29.9%-48.1%
Contributory asset charges as a percentage of revenue	0.0%-2.6%
Discount rate	12.5%-16.0%
Tax rate	38.6%-40.9%

The expected useful life of customer relationships is established as 15 years, which is the period over which these assets are expected to reasonably contribute to future cash flows. We expect to amortize such customer relationships using an accelerated method that reflects a greater relative contribution to future cash flows in the earlier years of the assets’ useful lives.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(iv)	We may recover amounts from the shareholders of the Founding Companies if we are required to make certain income tax or other payments as defined in the relevant Combination agreements after the Combinations. The indemnification asset above represents the same amount reflected as liabilities for such matters in the pro forma balance sheet and will be adjusted going forward as new information becomes available in regard to such liabilities.
(v)	The Combination agreement between us and GO Auto contains a provision pursuant to which we purchased a 5% ownership of Go Pull-It LLC, an entity under common control with Go Auto, and the right to purchase the remaining 95% of Go Pull-It LLC for either a fixed price through the end of 2016 or, after that, a price based on a formula that is primarily dependent on the EBITDA of Go Pull-It LLC. The amount reflected above for the purchase right is based on a business valuation of Go Pull-It LLC, which inputs include but are not limited to, revenue growth, gross margin, operating expenses, income tax rate, working capital and property and equipment requirements, and an appropriate discount rate.
(vi)	The Founding Companies have amounts recorded in their historical balance sheets that relate to extended warranties sold by the companies. Amounts received from customers related to these warranties were deferred and amortized into revenues on a straight-line basis over the contractual term of the warranty or five years for lifetime warranties. However, based on historical experience of the Founding Companies, we do not expect to pay any appreciable costs to fulfill these warranty obligations and, as such, have eliminated the historical deferred extended warranty revenue balance.
(vii)	We expect to record deferred income taxes relating to the difference between financial reporting and tax bases of assets and liabilities acquired in the Combinations in nontaxable transactions. This adjustment also includes the elimination of historical deferred income taxes of Founding Companies acquired in taxable transactions.

The revaluation adjustments described above could change materially as we finalize our assessment of the allocation and the fair value of the net tangible and intangible assets we acquired, some of which are dependent on the completion of valuations being performed by independent valuation specialists.

(4) Unaudited Pro forma Balance Sheet Adjustments

Acquisition Adjustments:

(a) Represents a reclassification of available cash to cash held in escrow as security for potential cash contingent consideration payments.

(b) Represents the following aggregate elimination of net assets not acquired or assumed in the Combinations, including net assets of variable interest entities (“VIEs”) that were not included in the Combinations:

Cash	$1,255
Accounts receivable and other current assets	4,227
Related party receivables	575
Property and equipment	11,357
Goodwill	514
Accounts payable to other Founding Companies	(770)
Accrued expenses	(97)
Current portion of long-term debt	(169)
Related party payables	(2,258)
Long-term debt, less current portion	(1,480)

Total	$13,154

(c) Represents expenses for shares transferred from the founders to investors in the First and Second Bridge offerings as of March 31, 2015 and the related income tax effect.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(d) Represents the aggregate adjustments to reflect acquired net assets at their estimated fair values (see Note (3) above).

(e) Represents Combination-related transaction costs to be incurred after March 31, 2015 ($50) and the income tax benefit realized upon the reversal of Fenix’s valuation allowance ($2,803) due to the deferred income tax liabilities resulting from the Combination, and the income tax effect of the expense described in note (c) above ($695).

(f) Represents the Combination Consideration as more fully described in Note 3 above and summarized below:

Fenix common stock	$23,000
Exchangeable Preferred Shares	8,400
Cash paid at closing	88,135
Accrued nonsubstantive consulting fees	1,787
Net refundable consideration related to off market leases	(1,470)
Note payable related to GO Auto affiliate	200
Fair value of contingent consideration	10,436

Total	$130,488

(g) Represents the elimination of the Founding Companies’ historical shareholders’ equity.

(k) Represents $10,000 of term loan borrowings under the new senior secured credit facility.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

Offering Adjustments:

(h) Represents $101,957 of net cash proceeds from the initial public offering (including shares sold pursuant to the underwriters’ overallotment) at the offering price of $8.00 per share after deducting underwriting discounts and commissions and related offering expenses, of which $720 were incurred as of March 31, 2015, less $88,135 of cash used to fund the cash portion of the Combination Consideration to be paid at closing.

(i) Represents cash used to fund the portion of the Combination Consideration to be paid at closing.

(j) Represents net cash proceeds from the initial public offering at a public offering price of $8.00 per share after deducting underwriting discounts and commissions and estimated related offering costs.

(5) Unaudited Pro forma Statement of Operations Adjustments

Acquisition Adjustments:

(l) Represents the aggregate elimination of sales and costs of sales between Founding Companies.

(m) Represents adjustment to extended warranty contracts revenues due to the fair value adjustment to deferred extended warranty revenues upon the Combinations described in Note (3). The amounts represent the reversal of all extended warranty revenue recognized in the historical statement of operations as such revenues were earned by the Founding Companies.

(n) Represents the following aggregate adjustments:

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
Incremental intangible asset amortization	$912	$3,769
Incremental depreciation on acquired property and equipment	211	846
For property not acquired:
Elimination of historical depreciation	(40)	(121)
Rent expense on property under new operating leases	550	2,060
Change in fair value of contingent consideration	119	474
Elimination of historical Combination transaction costs	(50)	(260)
Compensation related to Leesville share bonuses (i)	—	2,169
Executive compensation (ii)	—	525

	$1,702	$9,462

(i)	Certain employees will receive 271,112 shares of our restricted common shares at closing as a bonus; however, these shares are subject to forfeiture to Leesville’s equity holder if the key employee are not employed by Leesville for one year following the Combination. As such, the estimated fair value of these shares will be reflected as additional compensation expense in 2014 after the Combinations.
(ii)	Represents compensation expense related to the October 2014 employment agreements for our Chief Executive Officer and Chief Financial Officer, assuming that base salaries in the agreements were in effect for the full year ended December 31, 2014.

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

(o) Represents the following aggregate adjustments:

	Three months ended March 31, 2015	Year ended December 31, 2014
Elimination of historical interest expense on indebtedness not assumed in the Combinations	$16	$65
Net interest income related to deferred Combination Consideration payments embedded in off market leases with Founding Company affiliates (10%)	31	147

	$47	$212

(p) Represents interest expense at 4.25% on assumed borrowings of $10,000 under the new senior secured credit facility.

(q) Represents an adjustment to historical income tax expense to result in an estimated pro forma effective tax rate of 38.0%.

(r) Represents the elimination of noncontrolling interests in VIEs no longer consolidated. Certain of the Founding Companies’ consolidated VIEs that leased property to them. The Founding Companies had no ownership in these VIEs and when they were consolidated all of the income of the VIEs was classified as being attributable to noncontrolling interests. After the Combinations, we will not be the primary beneficiary of these leasing entities and therefore will not consolidate them. This adjustment eliminates the noncontrolling interests from the pro forma statement of operations relating to all of the consolidated VIEs of the Founding Companies before the Combinations.

(s) Represents the shares of Fenix common stock to be issued as part of the Combination Consideration.

The unaudited pro forma statement of operations does not include the cost of goods sold impact of the adjustment of Combination date inventories to fair value nor any Combination-related transaction costs, as neither are considered to have a continuing impact on the company.

Offering Adjustments:

(t) Represents investor expense related to make whole provisions whereby certain of our shareholders were contractually required to deliver Fenix common shares to other of our shareholders if the offering price per share in the initial public offering was below $10.00. The amount equals the number of shares required to be transferred times the public offering price of $8.00 per share for Fenix common shares issued through December 31, 2014 and March 31, 2015. As this adjustment does not have a continuing impact on our financial statements, no expense is reflected on a pro forma basis.

(u) Represents the common shares issued by us in the initial public offering (13,800,000 shares for both the three months ended March 31, 2015 and the year ended December 31, 2014) and the aggregate impact of a 2,000-for-1 common stock split (5,709,941 shares for the three months ended March 31, 2015 and 5,151,949 shares for the year ended December 31, 2014).

Fenix Parts, Inc.

Notes to Unaudited Pro Forma Financial Statements

(Dollars in thousands, except share and per share data)

Earnings per share

(v) The following table shows the calculation of pro forma earnings per share for the three months ended March 31, 2015 and the year ended December 31, 2014:

	Three Months Ended March 31, 2015
	Fenix Parts	Post Combinations	Post IPO
Net loss	$(2,629)	$(2,352)	$(2,352)
Net loss allocable to Fenix Canada preferred stock (i)	—	(380)	(53)

Net loss allocable to common stock	$(2,629)	$(1,972)	$(2,299)

Weighted average common shares outstanding	2,144,000	5,712,797	19,512,797

Basic and Diluted loss per share, post split basis	$(1.23)	$(0.35)	$(0.12)

	Three Months Ended March 31, 2015
	Pre-split basis	Split 2,000-for-1	Post-split basis
Weighted average common shares outstanding:
Historical basis	1,283	2,000	2,566,715
Issued in Combinations	1,437	2,000	2,874,970
Leesville employee shares	136	2,000	271,112

Subtotal	2,856		5,712,797
Issued in Initial Public Offering	N/A	13,800,000	13,800,000

Pro forma	N/A		19,512,797

	Year ended December 31, 2014
	Fenix Parts	Post Combinations	Post IPO
Net loss	$(4,747)	$(4,602)	$(4,602)
Net loss allocable to Fenix Canada preferred stock (i)	—	(796)	(106)

Net loss allocable to common stock	$(4,747)	$(3,806)	$(4,496)

Weighted average common shares outstanding	2,144,000	5,154,526	18,954,526

Basic and Diluted loss per share, post split basis	$(2.21)	$(0.74)	$(0.24)

	Year ended December 31, 2014
	Pre-split basis	Split 2,000-for-1	Post-split basis
Weighted average common shares outstanding:
Historical basis	1,072	2,000	2,144,000
Issued in Combinations	1,437	2,000	2,874,970
Leesville employee shares	68	2,000	135,556

Subtotal	2,577		5,154,526
Issued in Initial Public Offering	N/A	13,800,000	13,800,000

Pro forma	N/A		18,954,526

(i)	Represents the loss allocable to holders of Fenix Canada’s Exchangeable Preferred Stock as if such shares participated in Fenix’s loss since the beginning of the year.